Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Terry Adams
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE TO EXPAND SOLUTIONS PORTFOLIO WITH

ACQUISITION OF EASTERN RESEARCH

Acquisition to Significantly Expand Sycamore Customer Base with

Complementary Suite of Carrier-Class Network Access Solutions

CHELMSFORD, Mass., April 12, 2006 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today announced that it has entered into a definitive agreement with Allen Organ Company which will result in Sycamore acquiring Allen Organ’s majority-owned subsidiary Eastern Research, Inc., an innovative provider of network access solutions for wireline, wireless, and private network operators. This acquisition will be part of a multi-step transaction which will include the corporate reorganization of the Allen Organ group of companies. The addition of Eastern Research’s field-proven products and technology will enable Sycamore to extend its intelligent networking capabilities to a complementary suite of access solutions.

Under the terms of the agreement, Allen Organ will spin off to newly-formed entities assets and operations not related to Eastern Research and will undertake an inter-company merger which will result in Allen Organ owning all of the outstanding shares of Eastern Research. Sycamore will then acquire Allen Organ and its sole remaining operating subsidiary, Eastern Research. The total consideration to be paid by Sycamore will be approximately $92.5 million, consisting of $8 million in cash and approximately 17.8 million shares, subject to certain closing adjustments and collar provisions. The number of shares to be issued was determined based on a pre-signing average stock price of $4.75. A portion of the shares will be used as consideration to the minority shareholders of Eastern Research in the Allen Organ inter-company merger. Sycamore currently expects the transaction to be accretive within 12 months of closing, exclusive of purchase accounting adjustments and other one-time merger-related charges.

“The acquisition of Eastern Research is a first step towards leveraging our strengths in the core to offer a more comprehensive suite of solutions optimized for emerging broadband networks,” said Daniel E. Smith, president and chief executive officer, Sycamore Networks. “As wireless and wireline infrastructure networks evolve to support a broader mix of services and applications, network operators will require new levels of efficiency, agility, and scalability throughout their networks. With an established Tier 1 customer base and proven expertise in access networking, the talented team at Eastern Research will significantly enhance our ability to meet these emerging challenges with best-in-class solutions that extend to the network edge.”

New Jersey-based Eastern Research, with calendar year 2005 revenue of approximately $62 million and 250 employees, has thousands of systems installed worldwide and a large customer base that includes major Tier 1 fixed line and mobile network operators, utility companies, government agencies, and military networks. Eastern’s product portfolio includes multiservice cross-connects and access gateways that aggregate, groom, and manage bandwidth in access portions of wireline and wireless infrastructure networks. Eastern’s solutions enable network operators to cost-efficiently optimize service bandwidth, streamline network operations, and deploy new services while improving performance and reliability.

“We look forward to joining the Sycamore team and continuing to solve our customers’ networking challenges with a shared commitment to innovation, technical excellence, and customer-centric solutions,” said Mike Doyle, president of Eastern Research.

Pursuant to the collar provisions of the agreement, if the average closing price of Sycamore common stock on the 15 consecutive trading days ending five days prior to the closing date is less than $4.28 per share or greater than $5.23 per share then the stock consideration will be adjusted back to the collar limits. In addition, if the average closing price prior to closing is less than $4.28 per share, Sycamore has the right, at its discretion, to substitute cash for stock to satisfy the additional consideration to be paid.

Sycamore expects the transaction to qualify as a tax-free reorganization. The transaction has been approved by the board of directors of both Sycamore Networks and Allen Organ and is subject to certain closing conditions, including approval by the shareholders of Allen Organ, Sycamore’s registration statement having been declared effective by the Securities and Exchange Commission, the expiration or termination of the applicable waiting period under the Hart Scott Rodino Antitrust Improvements Act of 1976, and any other required regulatory approvals. Sycamore currently expects the transaction to close in the summer of 2006.

Sycamore will host a conference call at 5:30 p.m. ET today to discuss this announcement. Participating in the call will be Daniel E. Smith, Sycamore’s president and chief executive officer, Richard J. Gaynor, Sycamore’s chief financial officer, and Kevin J. Oye, Sycamore’s vice president of systems and technology.

To participate telephonically, please dial (212) 231-6044 at least 15 minutes prior to the call.

To listen to the live Webcast, visit the Investor Relations section of Sycamore’s Web site, located at www.sycamorenet.com. We encourage listeners to log on to the Webcast at least 15 minutes prior to the call.

A telephone replay of the call will be available for 48 hours, beginning at approximately 8:00 a.m. ET on April 13, 2006 and continuing until approximately 8:00 a.m. ET on April 15, 2006. To listen to the replay, dial (800) 633-8284 (domestically) or (402) 977-9140 (internationally), and designate reservation number 21288872. An archived version of the conference call will also be available on Sycamore’s Web site.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION

AND WHERE TO FIND IT

Sycamore intends to file with the SEC a prospectus/proxy statement and other relevant materials in connection with the proposed transactions. The prospectus/proxy statement will be mailed to the stockholders of Allen Organ and Eastern Research. Investors and security holders of Allen Organ and Eastern Research are urged to read the prospectus/proxy statement and the other relevant materials when they become available because they will contain important information about Sycamore, Allen

Organ, Eastern Research and the proposed transactions. The prospectus/proxy statement and other relevant materials (when they become available), and any other documents filed by Sycamore with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Sycamore by contacting Sycamore Investor Relations at 978-250-3460. Investors and security holders may obtain free copies of certain relevant documents from Allen Organ by contacting Allen Organ Investor Relations at 610-966-2200. Investors and security holders of Allen Organ and Eastern Research are urged to read the prospectus/proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transactions.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent optical switching products for telecommunications service providers worldwide. The Company’s products form the reliable foundation for some of the world’s most respected and innovative communications networks. Sycamore’s fully integrated edge-to-core optical switching solutions enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video, and data services. For more information, please visit www.sycamorenet.com.

About Eastern Research

Based in Moorestown, New Jersey, USA, Eastern Research, Inc. – an ISO 9001:2000 certified company – designs, manufactures, markets and supports the DNX, OX, and BSG families of Multiservice Cross-Connects and Access Gateways, ENvision Plus network management software, and related products. Eastern’s global installed base includes major fixed line and mobile network operators, utilities, government agencies, and military networks. Additional information is available at www.erinc.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information contained in this document, statements made in this document are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). A forward-looking statement is a statement that is not a historical fact and, without limitation, includes any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning. We claim the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. Risks and uncertainties that may affect our ability to consummate the transactions described in this press release or that may cause actual results to vary materially, some of which are described within the forward-looking statements include, among others: (1) we may be unable to obtain regulatory approvals required for the merger, or required regulatory approvals may delay the merger or result in the imposition of conditions that could have a material adverse effect on the combined company or cause us to abandon the merger; (2) the shareholders of Allen Organ and Eastern Research, Inc. may not approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special shareholder meetings; (3) we may not be able to obtain the insurance coverage contemplated by the merger agreement, or even if obtained, we may not be successful in pursuing claims under such policies; (4) we may be unable to complete the merger or completing the merger may be more costly than expected because, among other reasons, conditions to the closing of the merger may not be satisfied; (5) problems may arise with the ability to successfully integrate the businesses of the Company and Eastern Research, Inc., which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may not be able to achieve the expected synergies from the merger or it may take longer than expected to achieve those synergies; (7) the merger may involve unexpected costs or unexpected liabilities, or the effects of purchase accounting may be different from our expectations; (8) the combined company may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors.

The risks included here are not exhaustive. The annual reports on Form 10-K, the quarterly reports on Form 10-Q, current reports on Form 8-K and other documents we have filed with the SEC contain additional factors that could impact our businesses and financial performance and are included in the section entitled Factors that May Affect Future Results in Management Discussion and Analysis of Financial Conditions and Results of Operations. In addition, we disclaim any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this document, except as may be required by law.